EX-33.6
(logo) WELLS FARGO

Wells Fargo Bank, N.A.
Home Mortgage Division
1 Home Campus
Des Moines, IA 50328-0001


Wells Fargo Bank, N.A.

2012 Certification Regarding Compliance with Applicable Servicing Criteria

1. Wells Fargo Bank, N.A. (the "Servicer") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2012 (the "Reporting Period"), as set forth in Exhibit A hereto. The transactions covered by this report include transactions for which the Servicer's Wells Fargo Home Mortgage division acted as the primary servicer of residential mortgage loans, other than the servicing of such loans for Wells Fargo Bank, N.A. and affiliates, Freddie Mac, Fannie Mae, Ginnie Mae, or a Federal Home Loan Bank (but including the servicing of loans for FHLB Shared Funding securitizations)(the "Platform");

2. The Servicer has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities for the Reporting Period, and the Servicer has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth on Exhibit A hereto;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 2012, and for the Reporting Period with respect to the Platform taken as a whole;

6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2012, or for the Reporting Period with respect to the Platform taken as a whole;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2012, or for the Reporting Period with respect to the Platform taken as a whole; and

8. KPMG LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria for the Reporting Period.


February 28, 2013

WELLS FARGO BANK, N.A.


By: /s/ Mary C. Coffin
Mary C. Coffin
Executive Vice President

By: /s/ Michael J. DeVito
Michael J. DeVito
Executive Vice President


(page)


EXHIBIT A
to
Wells Fargo Bank, N.A.'s
2012 Certification Regarding Compliance With Applicable Servicing Criteria

                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                 Performed          Performed by
                                                                                 by                 subservicer(s)    NOT
                                                                                 Vendor(s)          or vendor(s)      performed by
                                                                                 for which          for which         Servicer or by
                                                                 Performed       Servicer is        Servicer is       subservicer(s)
                                                                 Directly        the                NOT the           or vendor(s)
                                                                 by              Responsible        Responsible       retained by
Reference          Criteria                                      Servicer        Party              Party             Servicer
                   General Servicing Considerations

                   Policies and procedures are instituted        X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
1122(d)(1)(i)      agreements.

                   If any material servicing activities          X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
1122(d)(1)(ii)     activities.


                   Any requirements in the transaction                                                                X
                   agreements to maintain a back-up servicer
1122(d)(1)(iii)    for the mortgage loans are maintained.

                   A fidelity bond and errors and                X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
1122(d)(1)(iv)     the transaction agreements.

                   Cash Collection and Administration

                   Payments on mortgage loans are deposited      X^1             X^2
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
1122(d)(2)(i)      agreements.

                   Disbursements made via wire transfer on       X
                   behalf of an obligor or to an investor
1122(d)(2)(ii)     are made only by authorized personnel.

                   Advances of funds or guarantees               X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed and approved as specified in
1122(d)(2)(iii)    the transaction agreements.

                   The related accounts for the                  X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
1122(d)(2)(iv)     the transaction agreements.

                   Each custodial account is maintained at       X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1)
1122(d)(2)(v)      of the Securities Exchange Act.

                   Unissued checks are safeguarded so as         X^3             X^4
1122(d)(2)(vi)     to prevent unauthorized access.



1 A portion of this servicing criterion is performed by a vendor, as set forth in footnote 2 below.
2 A lockbox vendor receives payments, creates transaction files, deposits checks, reconciles files to deposits and transmits the transaction files to Wells Fargo.
3 A portion of this servicing criterion is performed by vendors, as set forth in footnote 4 below.
4 Insurance vendors prepare and safeguard checks on behalf of Wells Fargo.



(page)


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                 Performed          Performed by
                                                                                 by                 subservicer(s)    NOT
                                                                                 Vendor(s)          or vendor(s)      performed by
                                                                                 for which          for which         Servicer or by
                                                                 Performed       Servicer is        Servicer is       subservicer(s)
                                                                 Directly        the                NOT the           or vendor(s)
                                                                 by              Responsible        Responsible       retained by
Reference          Criteria                                      Servicer        Party              Party             Servicer

                   Reconciliations are prepared on a             X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
1122(d)(2)(vii)    agreements.

                   Investor Remittances and Reporting

                   Reports to investors, including those         X^5
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
1122(d)(3)(i)      loans serviced by the Servicer.

                   Amounts due to investors are allocated        X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
1122(d)(3)(ii)     agreements.

                   Disbursements made to an investor are         X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
1122(d)(3)(iii)    agreements.

                   Amounts remitted to investors per the         X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
1122(d)(3)(iv)     custodial bank statements.

                   Pool Asset Administration

                   Collateral or security on mortgage loans      X
                   is maintained as required by the
                   transaction agreements or related
1122(d)(4)(i)      mortgage loan documents.

                   Mortgage loan and related documents are       X
                   safeguarded as required by the
1122(d)(4)(ii)     transaction agreements

                   Any additions, removals or substitutions      X
                   to the asset pool are made, reviewed
                   and approved in accordance with
                   any conditions or requirements in the
1122(d)(4)(iii)    transaction agreements.


                   Payments on mortgage loans, including any     X^6             X^7
                   payoffs, made in accordance with the
                   related mortgage loan documents are posted
                   to the Servicer's obligor records maintained
                   no more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance
1122(d)(4)(iv)     with the related mortgage loan documents.



5 Wells Fargo has determined that subsection (C) is not applicable to the activities it performs in its role as primary servicer in servicing the loans in the Platform. The remainder of this criterion is performed directly by Wells Fargo.
6 A portion of this servicing criterion is performed by a vendor, as set forth in footnote 6 below.
7 A lockbox vendor receives payments, creates transaction files, deposits checks, reconciles files to deposit and transmits the transaction files to Wells Fargo.



(page)


                                                                                                             INAPPLICABLE
                                                                          APPLICABLE                         SERVICING
                             SERVICING CRITERIA                           SERVICING CRITERIA                 CRITERIA

                                                                                 Performed          Performed by
                                                                                 by                 subservicer(s)    NOT
                                                                                 Vendor(s)          or vendor(s)      performed by
                                                                                 for which          for which         Servicer or by
                                                                 Performed       Servicer is        Servicer is       subservicer(s)
                                                                 Directly        the                NOT the           or vendor(s)
                                                                 by              Responsible        Responsible       retained by
Reference          Criteria                                      Servicer        Party              Party             Servicer

                   The Servicer's records regarding the          X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
1122(d)(4)(v)      unpaid principal balance.

                   Changes with respect to the terms or          X
                   status of an obligor's mortgage loans
                   (e.g., loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
1122(d)(4)(vi)     asset documents.

                   Loss mitigation or recovery actions           X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
1122(d)(4)(vii)    agreements.

                   Records documenting collection efforts        X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
1122(d)(4)(viii)   illness or unemployment).

                   Adjustments to interest rates or rates        X
                   of return for mortgage loans with variable
                   rates are computed based on the related
1122(d)(4)(ix)     mortgage loan documents.

                   Regarding any funds held in trust for         X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loans, or such other number
                   of days specified in the transaction
1122(d)(4)(x)      agreements.

                   Payments made on behalf of an obligor         X^8             X^9
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the Servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
1122(d)(4)(xi)     the transaction agreements.

                   Any late payment penalties in                 X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
1122(d)(4)(xii)    to the obligor's error or omission.

                   Disbursements made on behalf of an            X^10             X^11
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the Servicer, or such other number of
                   days specified in the transaction
1122(d)(4)(xiii)   agreements.

                   Delinquencies, charge-offs and                X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
1122(d)(4)(xiv)    transaction agreements.

                   Any external enhancement or other                                                                  X
                   support, identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
1122(d)(4)(xv)     forth in the transaction agreements.




8  A portion of this servicing criterion is performed by vendors, as set forth in footnote 8 below.
9  Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.
10 A portion of this servicing criterion is performed by one or more vendors, as set forth in footnote 10 below.
11 Insurance vendors obtain renewal invoices, create disbursement transactions and submit payments to payees.
